EXHIBIT 3.1(ii)

                                    BYLAWS OF

                           FLAG FINANCIAL CORPORATION
                       (As Amended through March 30, 1998)




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                                            As adopted February 11, 1993
                                            and amended through March 30, 1998

                                     BYLAWS
                                       OF
                           FLAG FINANCIAL CORPORATION

                                    ARTICLE I
                                  STOCKHOLDERS

         SECTION 1.1. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held each year for the purposes of electing directors and of transacting such other business as properly may be brought before the meeting. To be properly brought before the meeting, business must be brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 1.1; provided, in each case, that such business propose to be conducted is, under the law, an appropriate subject for stockholder action. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, in accordance with Securities and Exchange Commission Rule 14a-8(a)(3)(i), not less than 120 calendar days prior to the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice shall be received at the principal executive offices of the Corporation not less than 150 calendar days prior to the date of the annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder, (iv) the dates upon which the stockholder acquired such shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of such stockholder in such business and (vii) a statement in support of the matter and any other information required by said Rule 14a-8. The chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 1.1, and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

         SECTION 1.2. Special Meetings. The Corporation shall hold a special meeting of stockholders on call of a majority of the entire Board of Directors, the Chairman of the Board, the President, or, upon delivery to the Corporation's Secretary of a signed and dated written request setting out the purpose or purposes for the meeting, on call of the holders of a majority of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Only business within the purpose or purposes described in the notice of special meeting required by Section 1.4 below may be conducted at a special meeting of the stockholders.

         SECTION 1.3. Date, Time and Place of Meetings. All meetings of stockholders shall be held on such date and at such time and place, within or without the State of Georgia, as may be fixed from time to time by the Board of Directors. The date, time and place of all meetings shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, the place of the meeting shall be the principal business office of the Corporation.

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          SECTION  1.4.  Notice  of  Meetings.  The  Secretary  or an  Assistant
Secretary shall deliver, either personally or by first-class mail, a written notice of the place, day, and time of all meetings of the stockholders not less than ten nor more than 60 days before the meeting date to each stockholder of record entitled to vote at such meeting. Written notice is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to
the  stockholder's   address  shown  in  the  Corporation's  current  record  of stockholders. In the case of a special meeting, the purpose or purposes for which the meeting is called shall be included in the notice of the special meeting. If an annual or special stockholders' meeting is adjourned to a different date, time, or place, notice of the new date, time, or place need not be given if the new date, time, or place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or must be fixed under Section 1.5 herein, notice of the adjourned meeting must be given to persons who are stockholders as of the new record date.

         SECTION 1.5. Record Date. The Board of Directors, in order to determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix in advance a record date which shall not be less than ten nor more than 70 days before the date of such meeting or action requiring a determination of stockholders. Only such stockholders as shall be stockholders of record on the date fixed shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or to receive payment of any such dividend or other distribution or allotment of any rights, or to exercise any such rights in respect of stock, or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The record date shall apply to any adjournment of the meeting except that the Board of Directors shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 1.6. Stockholders' List for Meeting. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all stockholders who are entitled to notice of the stockholders' meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each stockholder. The Corporation shall make the stockholders' list available for inspection by any stockholder, his or her agent, or his or her attorney at the time and place of the meeting.

         SECTION 1.7. Quorum. Subject to any express provision of law or the Articles of Incorporation, a majority of the votes entitled to be cast by all shares voting together as a group shall constitute a quorum for the transaction of business at all meetings of the stockholders. Whenever a class of shares or series of shares is entitled to vote as a separate voting group on a matter, a majority of the votes entitled to be cast by each voting group so entitled shall constitute a quorum for purposes of action on any matter requiring such separate voting. Once a share is represented, either in person or by proxy, for any purpose at a meeting other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

         SECTION 1.8. Adjournment of Meetings. The holders of a majority of the voting shares represented at a meeting, or the Chairman of the Board or the President, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date

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is fixed for the adjourned  meeting,  a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         SECTION 1.9. Vote Required. When a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a bylaw authorized by the Articles of Incorporation or an express provision of law requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Stockholders do not have the right to cumulate their votes unless the Articles of Incorporation so provide.

         SECTION 1.10. Voting Entitlement of Shares. Unless otherwise provided in the Articles of Incorporation, each stockholder, at every meeting of the stockholders, shall be entitled to cast one vote, either in person or by written proxy, for each share standing in his or her name on the books of the Corporation as of the record date. A stockholder may vote his or her shares in person or by proxy. An appointment of proxy is effective when received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes and is valid for 11 months unless a longer period is expressly provided in the appointment of proxy form. An appointment of proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         SECTION 1.11. Voting of Shares by Certain Holders. Shares of the Corporation's voting stock standing in the name of another corporation may be voted by the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of such corporation, unless evidence is presented that such person does not have the authority to vote such shares or that such authority is vested in another person.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee. Shares standing in the name of a person as life tenant may be voted by him, either in person or by proxy, unless the record of stockholders shows that he or she is not entitled to vote such shares.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, and thereafter the pledgee or his or her nominee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the Corporation or any subsidiary shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time; provided, however, that shares held in a fiduciary capacity by a subsidiary company or other entity authorized under state or federal law to exercise trust powers may be voted at any such meeting and counted in determining the number of shares outstanding.

         SECTION 1.12. Action by Stockholders Without a Meeting. Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting if the action is taken by all the stockholders entitled to vote on the action, or, if so provided in the Articles of Incorporation, by persons who would be entitled to vote at a meeting shares having voting power to

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cast not less than the  minimum  number  (or  numbers,  in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by stockholders entitled to take action without a meeting and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records. No written consent shall be valid unless the consenting stockholder has been furnished the same material that would have been required to be sent to the stockholders in a notice of a meeting at which the proposed action would have been submitted to the stockholders for action or the written consent contains an express waiver of the right to receive the material otherwise required to be furnished. Action with respect to any election of directors as to which stockholders would be entitled to cumulative voting may be taken without a meeting only by written consent of all the stockholders entitled to vote on the action. Notice shall be given within ten (10) days of the taking of the corporate action without a meeting by less than unanimous written consent to those persons who are stockholders on the date the consent is first executed and who have not consented in writing.


                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 2.1. General Powers. Subject to the Articles of Incorporation, Bylaws approved by the stockholders and any lawful agreement between the stockholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

         SECTION 2.2. Number and Term. The Board of Directors shall consist of twelve (12) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually. Any amendment of this Section 2.2 of the Bylaws which has the effect of changing the minimum or maximum number of directors as set forth herein shall require the affirmative vote of two-thirds of all directors then in office or the affirmative vote of the holders of two-thirds of the issued and outstanding shares of the Corporation entitled to vote at any regular or special meeting of the stockholders called for that purpose.

         SECTION 2.3. Qualifications of Directors. Directors shall be natural persons who have attained the age of 18 years but need not be residents of the State of Georgia or stockholders of the Corporation.

         SECTION 2.4. Vacancy on the Board. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the stockholders, Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all directors remaining in office.

         SECTION 2.5. Committees. The Board of Directors may, by resolution, designate from among its members one or more committees, each committee to consist of one or more directors, except that committees appointed to take action with respect to indemnification of directors, directors' conflicting interest transactions or derivative proceedings shall consist of two or more directors qualified to serve pursuant to the Georgia Business Corporation Code. Any such committee, to the extent specified by the Board of Directors, Articles of Incorporation or Bylaws, shall have and may exercise all of the authority of the Board of Directors in the management of the business affairs of the Corporation, except that it may not (1) approve or propose to stockholders action that the Georgia Business Corporation Code requires to be approved by stockholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation, (4) adopt, amend, or repeal

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Bylaws or (5) approve a plan of merger not requiring stockholder  approval.  The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct described in Georgia Business Corporation Code Section 14-2-830.

         SECTION 2.6. Meetings. The Board of Directors shall meet annually, without notice, immediately following and at the same place as the annual meeting of stockholders or at the next regularly scheduled meeting of directors following the annual meeting of stockholders. Regular meetings of the Board of Directors or any committee may be held between annual meetings without notice at such time and at such place, within or without the State of Georgia, as from time to time shall be determined by the Board or committee, as the case may be. Any director may call a special meeting of the directors at any time by giving each director two days notice. Such notice may be given orally or in writing. If given in writing, it is effective when received or five days after its deposit in the mail if mailed with first-class postage prepaid and correctly addressed. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or any waiver of notice.

         SECTION 2.7. Quorum and Voting. At all meetings of the Board of Directors or any committee thereof, a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board or of the committee, except as might be otherwise specifically provided by statute or by the Articles of Incorporation or Bylaws.

         SECTION 2.8. Action Without Meeting. Unless the Articles of Incorporation or Bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the minutes of the proceedings of the Board or committee or filed with the corporate records.

         SECTION 2.9. Remote Participation in a Meeting. Unless otherwise restricted by the Articles of Incorporation or the Bylaws, any meeting of the Board of Directors may be conducted by the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         SECTION 2.10. Honorary and Advisory Directors. The Board of Directors may appoint any individual an Honorary Director, Director Emeritus or member of any advisory board established by the Board of Directors. Any individual appointed an Honorary Director, Director Emeritus or member of an advisory board as provided by this Section 2.10 may be compensated as provided in Section 2.11, but such individual may not vote at any meetings of the Board of Directors or be counted in determining a quorum as provided in Section 2.7 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

         SECTION 2.11. Compensation of Directors. The Board of Directors may fix the compensation of the directors for their services as directors, except that a director who is an officer or employee of the Corporation shall receive no compensation or fees for serving as a director. No provision of these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

         SECTION 2.12. Removal of Directors by Stockholders. Subject to the requirements of Section 14-2-808 of the Georgia Business Corporation Code for the removal of directors elected by cumulative voting, by a voting group or for staggered terms, and the Articles of Incorporation, any one or more directors may be removed from office, but only for cause, at any meeting of stockholders

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with respect to which notice of such purpose has been given,  by the affirmative vote of the holder or holders of a majority of the outstanding shares of the Corporation. For purposes of this section, "cause" shall mean final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over the Corporation, or breach of fiduciary duty involving personal profit. A removed director's successor may be elected at the same meeting or time to serve the unexpired term. Unless two-thirds of the directors then serving shall approve the proposed change, this Section 2.12 may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of the Corporation entitled to vote in an election of directors or at any regular or special meeting of the stockholders. Notice of any proposed change must be contained in the notice of the meeting sent to stockholders.

         SECTION 2.13. Presumption of Assent. A director who is present at a meeting of the Board of Directors or any committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered into the minutes of the meeting, or unless he or she shall file his or her written dissent or abstention to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent or abstention by registered mail to the Secretary of the Corporation within 24 hours after the adjournment of the meeting.

         SECTION 2.14. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made (i) by the Board of Directors or at the direction of the Board by any nominating committee or person appointed by the Board or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.14. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, in accordance with Securities and Exchange Commission Rule 14a-8(a)(3)(i), not less than 120 calendar days prior to the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice shall be received at the principal executive offices of the Corporation not less than 150 calendar days prior to the date of the annual meeting. Such stockholders' notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice, (a) the name and address, as they appear on the Corporation's books, of such stockholder, (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder, (c) the dates upon which the stockholder acquired such shares, (d) documentary support for any claim of beneficial ownership and (e) any relationship or affiliation of such stockholder with such nominee. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information which pertains to the nominee which is required to be set forth in a stockholders' notice. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

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                                   ARTICLE III
                                     NOTICES

         SECTION 3.1. Notice. Whenever, under the provisions of the Articles of Incorporation or of these Bylaws or by law, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, or by telegram, telex or facsimile transmission and such notice shall be deemed to be effective when received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence, or five days after the same shall be deposited in the United States mail if mailed with first-class postage prepaid and correctly addressed or on the date shown on the return receipt, if sent by registered or certified mail, and the receipt is signed by or on behalf of the addressee. Notice to any director or stockholder may also be oral if oral notice is reasonable under the circumstances. If these forms of personal notice are impractical, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

         SECTION 3.2. Waiver of Notice. Whenever any notice is required to be given under provisions of the Articles of Incorporation or of these Bylaws or by law, a waiver thereof, signed by the person entitled to notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting or the manner in which it has been called or convened, except when the person attends a meeting for the express purpose of stating, at the beginning of the meeting, any such objection and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or a committee of directors need be specified in any written waiver of notice; provided, however, that any waiver of notice of a meeting of stockholders required with respect to a plan of merger or a plan of consolidation shall be effective only upon compliance with Section 14-2-706(c) of the Georgia Business Corporation Code or successor provisions.


                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1. Appointment. The Board of Directors at each annual meeting of directors shall elect a President and a Secretary. The Board of Directors also may elect such additional officers as it shall deem necessary, including a Chairman of the Board, a Treasurer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President, First Vice President or Senior Vice President), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person unless the Articles of Incorporation or these Bylaws otherwise provide. The appointment of an officer does not itself create contract rights.

         SECTION 4.2. Qualification. Officers shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Georgia or stockholders of the Corporation.

         SECTION 4.3. Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee or officer appointed by the Board. Salary payments made to an officer of the Corporation that shall be disallowed in whole or in part as a deductible expense by the Corporation for federal income tax purposes shall be reimbursed by such officer to the Corporation to the full extent of the disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed.

         SECTION 4.4. Term of Office. Unless otherwise provided by resolution of the Board of Directors, the principal officers shall be chosen annually by the Board at the first meeting of the Board following the annual meeting of stockholders of the Corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until the expiration of the term for which he or she was elected or until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal.

         SECTION 4.5. Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the Corporation, and such resignation is effective when the notice is delivered unless the notice specifies a later effective date. The Board of Directors may remove any officer at any time with or without cause.

         SECTION 4.6. Vacancies. Any vacancy in office resulting from any cause may be filled by the Board of Directors.

         SECTION 4.7. Powers and Duties. Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

         (a) Chairman of the Board. A Chairman of the Board may be chosen from among the directors. He or she shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same. The Chairman of the Board shall call meetings of the stockholders, the Board of Directors and any Executive Committee to order and shall act as chairman of such meetings. He or she shall also perform such other duties as may be assigned to him or her by the Board of Directors.

         (b) President. The President shall be the Chief Executive Officer of the Corporation and shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation. He or she shall have the power to make and execute contracts on behalf of the Corporation and to delegate such power to others. He or she also shall have such powers and perform such duties as are specifically imposed on him or her by law and as may be assigned to him or her by the Board of Directors.

         (c) Vice Presidents. The Vice Presidents, if any, shall perform such duties as vice presidents customarily perform and shall perform such other duties and shall exercise such other powers as the President or the Board of Directors may from time to time designate. The Vice President, in the absence or disability or at the direction of the President, shall perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President, or, in the absence of any such designation, then the Vice President first elected shall act in lieu of the President.

         (d)  Secretary.   The  Secretary  shall  attend  all  meetings  of  the
         stockholders and all meetings of the Board of Directors and shall record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall have custody of the corporate seal of the Corporation, shall have the authority to affix the same to any instrument the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest to the same by his or her signature whenever required. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the same by his or her signature. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the stockholders, the Board of Directors and of the standing committees when required. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board or the President may require and shall cause to be prepared, recorded, transferred, issued, sealed and canceled certificates of stock as required by the transactions of the Corporation and its stockholders. The Secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a Secretary of a corporation or as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

         (e) Treasurer. The Treasurer shall be charged with the management of financial affairs of the Corporation. He or she shall perform such duties as treasurers usually perform and shall perform such other duties and shall exercise such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time designate and shall render to the Chairman of the Board, the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation.

         (f)  Assistant  Vice  President,   Assistant  Secretary  and  Assistant
         Treasurer.  The  Assistant  Vice  President,  Assistant  Secretary  and
         Assistant Treasurer, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties as shall be assigned to them by the Board of Directors or by the person appointing them. Specifically the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Corporation.

         SECTION 4.8. Delegation of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any other officer or to any director.


                                    ARTICLE V
                                  CAPITAL STOCK

         SECTION 5.1. Share Certificates. Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series with or without certificates. Unless the Georgia Business Corporation Code provides otherwise, there shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

         In the event that the Board of Directors authorizes shares with certificates, each certificate representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall set forth upon the face thereof the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. The Board of Directors may designate any one or more officers to sign each share certificate, either manually or by facsimile. In the absence of such designation, each share certificate must be signed by the President or a Vice President and the Secretary or an Assistant Secretary. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

         SECTION 5.2. Record of Stockholders. The Corporation or an agent designated by the Board of Directors shall maintain a record of the Corporation's stockholders in a form that permits preparation of a list of names and addresses of all stockholders, in alphabetical order by class or shares showing the number and class of shares held by each stockholder.

         SECTION 5.3. Lost Certificates. In the event that a share certificate is lost, stolen or destroyed, the Board of Directors may direct that a new certificate be issued in place of such certificate. When authorizing the issue of a new certificate, the Board of Directors may require such proof of loss as it may deem appropriate as a condition precedent to the issuance thereof, including a requirement that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or that he or she give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 5.4. Transfers of Shares.

         (a) Transfers of shares of the capital stock of the Corporation shall be made only upon the books of the Corporation by the registered holder thereof, or by his or her duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 5.5 hereof and, in the case of a share represented by certificate, on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

         (b) The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         SECTION 5.5. Transfer Agents and Registrars. The Board of Directors may establish such other regulations as it deems appropriate governing the issue, transfer, conversion and registration of stock certificates, including appointment of transfer agents, clerks or registrars.


                                   ARTICLE VI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 6.1. Indemnification of Directors. Subject to any provisions contained in the Articles of Incorporation, the Corporation shall indemnify any director made a party to a proceeding because he is or was a director or who, while a director, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses and liability, as defined in Section 14-2-850 of the Georgia Business Corporation Code, as it may from time to time be amended, incurred by such director in any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and shall advance expenses upon receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the Georgia Business Corporation Code or successor provisions; provided, however, that the Corporation shall not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code or successor provisions; or (iv) for any transaction from which the director derives an improper personal benefit.

         SECTION 6.2. Indemnification of Officers. The Corporation shall indemnify any officer made a party to a proceeding because he is or was an officer or who, while an officer, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses and liability, as defined in Section 14-2-850 of the Georgia Business Corporation Code, as it may from time to time be amended, incurred by such officer in any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and shall advance expenses to the same extent, and subject to the same conditions, as are provided in Section 6.1 of these Bylaws with respect to directors.

         SECTION 6.3. Determination of Director Eligibility. The indemnification of directors under Section 6.1 of these Bylaws (unless ordered by a court) shall be effective only when a determination of eligibility under said Section 6.1 is made:

                  (a) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                  (b) If a quorum cannot be obtained under subparagraph (a) of this Section 6.3, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                  (c)      By special legal counsel:

                           (i) Selected by the Board of Directors or its committee in the manner prescribed in subparagraph (a) or (b) of this Section 6.3; or

                           (ii) If a quorum of the Board of Directors  cannot be
                  obtained under subparagraph (a) of this Section 6.3 and a committee cannot be designated under subparagraph (b) of this
                  Section 6.3, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

                  (d) By the stockholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         SECTION 6.4. Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding on receipt of a written affirmation of the person seeking such advance of his good faith belief that he has met the standard of conduct set forth in Section 14-2-856(b) of the Georgia Business Corporation Code or successor provisions, and receipt of an undertaking by or on behalf of such person to repay any advances if it is ultimately determined that such person is not entitled to indemnification.

         SECTION 6.5. Insurance. The Corporation and its officers shall have the power to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have the power to indemnify him against the same liability under the provisions of this Article VI.

         SECTION 6.6. Notice to Stockholders of Director Indemnification. If the Corporation indemnifies or advances expenses to a director, otherwise than by action by the stockholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the stockholders with or before the notice of the next annual stockholders' meeting.

         SECTION 6.7. Effect of Repeal of Indemnification Provisions Following Action or Omission. The rights to indemnification provided by this Article VI shall apply to all proceedings described in Sections 6.1 and 6.2 with respect to actions or omissions of a director or officer that occur while this Article VI is in effect, regardless of whether any provision of this Article VI has been amended or repealed subsequent to such actions or omissions. All rights to indemnification under this Article VI shall be deemed to be a contract between the Corporation and each director and officer who serves or served in such capacity and shall not be diminished by any written agreement providing any such person with rights of indemnification, but shall be in addition to such rights.

         SECTION 6.8. Merging and Consolidating Corporations. For purposes of this Article VI, references to the "Corporation" shall include, in addition to this Corporation, any merging or consolidating corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation with this Corporation, so that any person who is or was a director or officer of such merging or consolidating corporation, or who is or was serving at the request of such merging or consolidating corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to this Corporation as he would if he had served this Corporation in the same capacity; provided, however, that no indemnification under Sections 6.1 and 6.2 permitted by this Section 6.8 shall be mandatory under this Section 6.8 or any Bylaw of this Corporation without the approval of such indemnification by the Board of Directors or the stockholders of this Corporation in the manner provided in paragraphs (a) and (d) of Section 6.3.

         SECTION 6.9. Survival. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 6.10. Scope of Article. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI is intended and shall be interpreted to provide indemnification and advancement of expenses to the full extent permitted by the Georgia Business Corporation Code but shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which any director or officer may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


                                   ARTICLE VII
                               GENERAL PROVISIONS

         SECTION 7.1. Fair Price in Business Combinations. All of the requirements of Sections 14-2-1110 to 14-2-1113, inclusive, of the Georgia Business Corporation Code, as from time to time amended, shall be applicable to the Corporation and to any business combination approved or recommended by the Board of Directors hereafter.

         SECTION 7.2. Seal. The Corporation may have a seal, which shall be in such form as the Board of Directors may from time to time determine. In the event that the use of the seal is at any time inconvenient, the signature of an officer of the Corporation, followed by the word "Seal" enclosed in parenthesis, shall be deemed the seal of the Corporation.

         SECTION 7.3. Dividends. Dividends upon the capital stock of the Corporation, subject to any provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting pursuant to the provisions of the Georgia Business Corporation Code and the applicable rules and regulations of the appropriate regulatory authorities. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, determine to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem to be conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 7.4. Legal Restrictions. All matters covered in these Bylaws shall be subject to such restrictions as shall be imposed on the Corporation by applicable state and federal laws, rules and regulations, including but not limited to the Georgia Business Corporation Code, the Savings and Loan Holding Company Act, the Georgia Bank Holding Company Act and the rules and regulations of the Office of Thrift Supervision and the Georgia Department of Banking and Finance promulgated thereunder.

         SECTION 7.5. Voting Shares in Subsidiaries. In the absence of other arrangements by the Board of Directors, shares of stock issued by another corporation and owned or controlled by the Corporation, whether in a fiduciary capacity or otherwise, may be voted by the President or any Vice President, in the absence of action by the President, in the same order as they preside in the absence of the President, or, in the absence of action by the President or any Vice President, by any other officer of the Corporation, and such person may execute the aforementioned powers by executing proxies and written waivers and consents on behalf of the Corporation.

          SECTION 7.6. Fiscal Year. The fiscal year of the Corporation shall end on December 31 unless another date is fixed by resolution of the Board of Directors.

         SECTION 7.7. Amendment of Bylaws. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors unless the Articles of
Incorporation or the Georgia Business Corporation Code reserve this power exclusively to the stockholders in whole or in part or the stockholders, in amending or repealing the particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw.

         SECTION 7.8. Inspection of Books. The Board of Directors shall have the power to determine which accounts and books of the Corporation, if any, shall be open to the inspection of stockholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts and books which by law or by determination of the Board of Directors shall be open to inspection, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

         SECTION 7.9. Contracts. No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that a stockholder, director or officer of the Corporation is a stockholder, director or officer of, or is interested in, such other corporation, and no contract or other transaction between the Corporation and any other person or firm shall be affected or invalidated by the fact that a stockholder, director or officer of the Corporation is a party to, or interested in, such contract or transaction; provided that, in each such case, the nature and extent of the interest of such stockholder, director or officer in such contract or other transaction or the fact that such stockholder, director or officer is a stockholder, director or officer of such other corporation is known to the Board of Directors or is disclosed at the meeting of the Board of Directors at which such contract or other transaction is authorized.


                                  ARTICLE VIII
                                EMERGENCY BYLAWS

         SECTION 8.1. Emergency Bylaws. This Article shall be operative during any emergency resulting from some catastrophic event that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an "emergency"), notwithstanding any different or conflicting provisions set forth elsewhere in these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article, the Bylaws set forth elsewhere herein and the provisions of the Articles of Incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article shall cease to be operative.

         SECTION 8.2. Meetings. During any emergency, a meeting of the Board of Directors or any committee thereof may be called by any director, or by the President, any Vice President, the Secretary or the Treasurer (the "Designated Officers") of the Corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or designated officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgement of the person calling the meeting, circumstances permit.

         SECTION 8.3. Quorum. At any meeting of the Board of Directors or any committee thereof called in accordance with this Article, the presence or participation of two directors, one director and a designated officer, or two designated officers shall constitute a quorum for the transaction of business.

         SECTION 8.4. Bylaws. At any meeting called in accordance with this Article, the Board of Directors or committee thereof, as the case may be, may modify, amend or add to the provisions of this Article so as to make any provision that may be practical or necessary for the circumstance of the emergency.

          SECTION 8.5. Liability. Corporate action taken in good faith in accordance with the emergency Bylaws may not be used to impose liability on a director, officer, employee or agent of the corporation.

     SECTION 8.6. Repeal or Change. The provisions of this Article shall be subject to repeal or change by further action of the Board of Directors or by action of stockholders, but no such repeal or change shall modify the provisions of the immediately preceding Section of this Article with regard to action taken prior to the time of such repeal or change.